Exhibit 10.1

[CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.]

AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

This AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of October 31, 2025, is entered into by and between T1 ENERGY INC., a Delaware corporation (“T1” or the “Company”), and each of the entities listed in Schedule I to this Agreement (each a “Purchaser” and collectively, the “Purchasers”), and amends and restates the Preferred Stock Purchase Agreement (as defined below) in its entirety. T1 and the Purchasers are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, on November 6, 2024, the Company and the Purchasers entered into that certain Convertible Series A Preferred Stock Purchase Agreement, dated as of November 6, 2024, as amended on March 21, 2025, April 29, 2025 and August 13, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Preferred Stock Purchase Agreement”), pursuant to which the Purchasers purchased from the Company 5,000,000 shares of the Company’s Non-Voting Convertible Preferred Stock, par value $0.01 per share (the “Convertible Series A Preferred Stock”) and the option to purchase an additional 5,000,000 shares of the Company’s Convertible Series A Preferred Stock;

WHEREAS, the Company has commenced a common stock offering (the “Common Stock Offering”), pursuant to which the Company has offered the Purchasers an opportunity to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

WHEREAS, the Company has further commenced a non-voting convertible preferred equity offering (the “Preferred Equity Offering”), pursuant to which, on the terms and subject to the conditions set forth in this Agreement, the Company has offered the Purchasers an opportunity to purchase shares of two new series of preferred stock that will be designated by the Company as Series B Convertible Non-Voting Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) and the Series B-1 Convertible Non-Voting Preferred Stock, par value $0.01 per share (the “Series B-1 Preferred Stock”), and each having such designations, preferences, rights, qualifications, limitations and restrictions as shall be set forth in the Certificate of Designations of Series B Preferred Stock of T1 to be filed with the Secretary of State of the State of Delaware in accordance with the terms of this Agreement and in substantially the form attached to this Agreement as Exhibit C (the “Series B Certificate of Designations”), the Certificate of Designations of Series B-1 Preferred Stock of T1 to be filed with the Secretary of State of the State of Delaware in accordance with the terms of this Agreement and in substantially the form attached to this Agreement as Exhibit D (the “Series B-1 Certificate of Designations” and together with the Series B Certificate of Designations and the Series B-1 Certificate of Designations, the “Certificates of Designations”), respectively;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Company desires to redeem and cancel, and the Purchasers desire to contribute to the Company in partial consideration for the obligations of the Company hereunder, all of the issued and outstanding shares of Convertible Series A Preferred Stock held by the Purchasers, which, in the aggregate, constitute 100% of the issued and outstanding shares of the Convertible Series A Preferred Stock;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, in connection with the Preferred Equity Offering and with the redemption and cancellation of the Convertible Series A Preferred Stock, the Company desires to issue to the Purchasers 1,600,000 shares of the Company’s Series B Preferred Stock;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, and pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, an aggregate of (i) 21,504,901 shares of the Company’s Common Stock, and (ii) 5,000,000 shares of the Company’s Series B-1 Preferred Stock, as more fully set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

“Action” means any demand, claim, charge, action, suit, investigation, proceeding (whether at law or in equity), hearing, inquiry, audit, examination petition, complaint, notice of violation, arbitration or other litigation or similar proceeding, whether arbitral, civil, criminal, administrative, investigative or appellate proceeding, commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Addendum” has the meaning assigned to it in Section 9.9.

“Affiliate” of any Person means another Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, such first Person.

“Agreement” has the meaning assigned to it in the preamble hereto; it includes the Exhibits and Schedules hereto.

“Anti-Corruption Laws” has the meaning assigned to it in Section 3.10(b).

“Assumption Agreement” has the meaning assigned to it in Section 9.9.

“Business Day” means any day other than Saturday, Sunday or other day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed.

“Certificates of Designations” has the meaning assigned to it in the Recitals hereto.

“Chosen Courts” has the meaning assigned to it in Section 9.13.

“Closing” has the meaning assigned to it in Section 2.4.

“Closing Actions” has the meaning assigned to it in Section 2.6.

“Closing Date” has the meaning assigned to it in Section 2.4.

“Common Stock” has the meaning assigned to it in the Recitals hereto.

“Common Stock Offering” has the meaning assigned to it in the Recitals hereto.

“Company” has the meaning assigned to it in the preamble hereto.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled” and “under common Control with” have correlative meanings.

“Convertible Series A Preferred Stock” has the meaning assigned to it in the Recitals hereto.

“DGCL” has the meaning assigned to it in Section 2.5(b).

“Effective Date” has the meaning assigned to it in Section 3.6.

“Encumbrance” means any security interest, pledge, mortgage, lien, claim, option, charge, restriction or encumbrance.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, applicable to the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company.

“First Closing” has the meaning assigned to it in Section 2.4.

“First Closing Actions” has the meaning assigned to it in Section 2.5.

“Governmental Authority” means any (a) federal, state, provincial, local or other government (U.S. or non-U.S.), (b) any federal, state, provincial, local, or other governmental or supra-national entity, regulatory or administrative authority, taxing authority, agency, department, board, division, instrumentality or commission, educational agency, political party, body, or judicial or arbitral body, board, tribunal, or court (U.S. or non-U.S.), (c) any public international organization (e.g., the World Bank), (d) any industry self-regulatory authority or (e) any business, entity, or enterprise owned or controlled by any of the foregoing.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Law” means any U.S. or non-U.S. federal, state, provincial, local or other constitution, law, statute, ordinance, rule, directive, regulation, published administrative position, policy or principle of common law issued, enacted, adopted, promulgated, implemented or otherwise put into legal effect by or under the authority of any Governmental Authority and any judgments, decisions, orders and awards made in respect of the foregoing.

“Lien” has the meaning assigned to it in Section 3.3.

“Lock-Up Agreement” means that certain lock-up agreement entered into by and among the Company and the Purchasers on December 23, 2024.

“Losses” has the meaning assigned to it in Section 5.6(b)(i).

“Material Adverse Effect” has the meaning assigned to it in Section 3.1.

“Material Contracts” means all “material contracts” of the Company within the meaning of Item 601 of Regulation S-K of the SEC.

“NYSE” means the New York Stock Exchange.

“Offering Documents” means, collectively, all agreements, documents, or instruments related to or in connection with the Common Stock Offering and Preferred Equity Offering, including this Agreement and any other documents or exhibits related to or contemplated in the foregoing.

“Order” means any order, judgment, injunction, ruling, edict, or other decree, whether non-final, final, temporary, preliminary or permanent, enacted, issued, promulgated, enforced or entered by any Governmental Authority.

“Party” or “Parties” has the meaning assigned to it in the preamble hereto.

“Permitted Lien” has the meaning assigned to it in Section 3.3.

“Person” means any individual or entity, including a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority (or any department, agency, or political subdivision thereof).

“Preferred Equity Offering” has the meaning assigned to it in the Recitals hereto.

“Preferred Stock” means, collectively, the Series B Preferred Stock and the Series B-1 Preferred Stock.

“Prospectus” means the final prospectus filed for the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the SEC and delivered by the Company to each Purchaser at the Closing, which registers the sale of the shares of Common Stock and Preferred Stock pursuant to the Common Stock Offering and Preferred Equity Offering, respectively, to the Purchasers and the Resulting Common Stock.

“Purchase Price” has the meaning assigned to it in Section 2.3.

“Purchasers” has the meaning assigned to it in the preamble hereto.

“Registration Statement” means the effective registration statement on Form S-3 (File No. 333-290198) filed with the SEC which registers the sale of the shares of Common Stock and Preferred Stock pursuant to the Common Stock Offering and Preferred Equity Offering, respectively, to the Purchasers and the Resulting Common Stock, and includes any Rule 462(b) Registration Statement.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Resale Registration Statements” has the meaning assigned to it in Section 5.6(a).

“Restricted Person” has the meaning assigned to it in Section 3.10(a).

“Resulting Common Stock” means any shares of Common Stock underlying the Preferred Stock and into which such Preferred Stock convert.

“Sanctioned Jurisdiction” has the meaning assigned to it in Section 3.10(a).

“Sanctioned Person” has the meaning assigned to it in Section 3.10(a).

“Sanctions” has the meaning assigned to it in Section 3.10(a).

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” has the meaning assigned to it in Section 3.7(a).

“Second Closing” has the meaning assigned to it in Section 2.4.

“Second Closing Actions” has the meaning assigned to it in Section 2.6.

“Securities Act” has the meaning assigned to it in the Recitals hereto.

“Series B Certificate of Designations” has the meaning assigned to it in the Recitals hereto.

“Series B-1 Certificate of Designations” has the meaning assigned to it in the Recitals hereto.

“Series B Preferred Stock” has the meaning assigned to it in the Recitals hereto.

“Series B-1 Preferred Stock” has the meaning assigned to it in the Recitals hereto.

“Subsidiary” has the meaning assigned to it in Section 3.1.

“Survival Period” has the meaning assigned to it in Section 9.3.

“T1” has the meaning assigned to it in the preamble hereto.

“Transfer Agent” means Continental Stock Transfer & Trust Company

“Treasury” means the U.S. Department of the Treasury.

Section 2. AGREEMENT TO SELL AND PURCHASE.

2.1 Cancellation of Convertible Series A Preferred Stock. On the terms and subject to the conditions set forth in this Agreement, at the First Closing, each of the Purchasers shall transfer, assign, convey and deliver to the Company for cancellation, and the Company shall accept from each of the Purchasers, all of the issued and outstanding shares of Convertible Series A Preferred Stock held by the Purchasers (in each case as set out against their name in Schedule I, free and clear of all Encumbrances), whereupon the Company shall cancel and retire all such shares of Convertible Series A Preferred Stock. The Parties acknowledge and agree that, upon the cancellation of such Convertible Series A Preferred Stock, there shall be no shares of Convertible Series A Preferred Stock outstanding.

2.2 Sale and Purchase of Shares.

(a) On the terms and subject to the conditions set forth in this Agreement, at the First Closing, and immediately upon the cancellation of the Convertible Series A Preferred Stock and the filing of Certificates of Designations with the Secretary of State of the State of Delaware, the Company shall issue to each Purchaser, and each Purchaser shall accept from the Company 21,504,901 shares of Common Stock and 1,600,000 shares of Series B Preferred Stock (in each case as set out against their name in Schedule I, free and clear of all Encumbrances).

(b) On the terms and subject to the conditions set forth in this Agreement, at the Second Closing, after the issuances set forth above, the Company shall issue to each Purchaser, and each Purchaser agrees to accept from the Company, 5,000,000 shares of Series B-1 Preferred Stock as set out against their name in Schedule I, free and clear of all Encumbrances.

2.3 Purchase Price for the Series B-1 Preferred Stock. The purchase price for the Series B-1 Preferred Stock to be purchased by the Purchasers hereby shall be $10.00 per share such that the aggregate purchase price to be paid by the Purchasers in consideration for the shares of Series B-1 Preferred Stock to be issued hereunder shall be $50,000,000 (the “Purchase Price”).

2.4 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of (i) the Common Stock Offering and the issuance of shares of the Series B Preferred Stock as set forth in Section 2.2(a) (the “First Closing”) shall take place on the date of this agreement (the “Closing Date”) and (ii) the issuance of shares of the Series B-1 Preferred Stock as set forth in Section 2.2(b) (the “Second Closing” and together with the First Closing, the “Closing”) shall take place on the Closing Date immediately after the First Closing, unless otherwise agreed by the mutual consent of the Parties. The Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 22 Bishopsgate, London, United Kingdom, EC2N 4BQ or such other place as the Parties mutually agree. The Parties agree that the Closing may occur via delivery of facsimiles or photocopies of the applicable Offering Documents.

2.5 Actions at the First Closing. At the First Closing, the Purchasers and the Company (as applicable) shall take or cause to be taken the following actions (“First Closing Actions”) in the order set forth below. For the avoidance of doubt, each of the actions set forth below shall be subject to and conditioned upon the consummation of each of the other actions set forth below and no such subsequent actions shall be consummated unless and until all requisite prior actions have been consummated in accordance with the terms of this Agreement.

(a) Cancellation of the Convertible Series A Preferred Stock. First, each of the Purchasers shall execute and deliver to the Company and the Transfer Agent instruments of transfer in form and substance reasonably satisfactory to the Company and the Transfer Agent to transfer, assign, convey and deliver to the Company for cancellation all of the issued and outstanding shares of Convertible Series A Preferred Stock held by the Purchasers (in each case as set out against their name in Schedule I, free and clear of all Encumbrances), and the Company shall take all action necessary to cancel and retire all such shares of Convertible Series A Preferred Stock.

(b) Elimination of Convertible Series A Preferred Stock Certificate of Designations. After all of the issued and outstanding shares of Convertible Series A Preferred Stock have been cancelled and retired in accordance with Section 2.5(a), the Company shall file with the Secretary of State of the State of Delaware a certificate in accordance with Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”) setting forth a resolution or resolutions adopted by the Company’s board of directors that none of the authorized shares of Convertible Series A Preferred Stock are outstanding, and that none will be issued subject to the certificate of designations previously filed with respect to such series.

(c) Filing of Certificates of Designations. After the certificate filed pursuant to Section 2.5(b) shall have become effective in accordance with the DGCL, the Company shall file the Certificates of Designations with the Secretary of State of the State of Delaware.

(d) Issuance of Common Stock. The Company shall deliver to each of the Purchasers a true, correct and complete certificate, or other applicable evidence of ownership acceptable to the Purchasers, representing the shares of Common Stock purchased by such Purchaser pursuant to Section 2.2(a), duly authorized by all requisite corporate action on the part of the Company, together with all instruments of transfer in respect of the Purchasers’ interests in such shares, and in the form required by the Company’s certificate of incorporation.

(e) Issuance of Series B Preferred Stock. The Company shall deliver to each of the Purchasers a true, correct and complete certificate, or other applicable evidence of ownership acceptable to such Purchaser, representing the shares of Series B Preferred Stock set forth in Section 2.2(a), duly authorized by all requisite corporate action on the part of the Company, together with all instruments of transfer in respect of the Purchasers’ interests in such shares, and in the form required by the Certificates of Designations.

2.6 Actions at the Second Closing. At the Second Closing, the Purchasers and the Company (as applicable) shall take or cause to be taken the following actions (“Second Closing Actions” and together with the First Closing Actions, the “Closing Actions”) in the order set forth below. For the avoidance of doubt, each of the actions set forth below shall be subject to and conditioned upon the consummation of each of the other actions set forth below and no such subsequent action shall be consummated unless and until all requisite prior actions have been consummated in accordance with the terms of this Agreement.

(a) Issuance of Series B-1 Preferred; Payment of the Purchase Price. After the Company has filed the Certificates of Designations pursuant to Section 2.5(c):

(i) Payment of the Purchase Price. Purchasers shall pay the Purchase Price in respect of the shares of Series B-1 Preferred Stock purchased by the Purchasers pursuant to Section 2.3 to the Company by wire transfer of immediately available funds to the account specified by the Company to the Purchasers in writing prior to the Second Closing.

(ii) Issuance of Series B-1 Preferred Stock. The Company shall deliver to each of the Purchasers a true, correct and complete certificate, or other applicable evidence of ownership acceptable to the Purchasers, representing the shares of Series B-1 Preferred Stock set forth in Section 2.2(b), duly authorized by all requisite corporate action on the part of the Company, together with all instruments of transfer in respect of the Purchasers’ interests in such shares, and in the form required by the Series B-1 Certificate of Designations.

2.7 Transfer Taxes. All of the Common Stock and Preferred Stock issued to the Purchasers pursuant to this Agreement will be delivered with any and all issue, stamp, transfer or similar taxes or duties payable in connection with such delivery duly paid by the Company.

2.8 [Reserved.]

2.9 Termination of Certain Agreements.

(a) Each of the Parties hereby acknowledges and agrees that, effective as of the date of this Agreement, (i) the Lock-Up Agreements shall terminate and be of no further force or effect and (ii) none of the Parties nor their respective Affiliates, representatives, directors, officers, attorneys, agents, employees, shareholders, controlling persons or subsidiaries, shall have any further rights, duties, liabilities or obligations of any nature whatsoever with respect to, in connection with, or otherwise arising out of, the Lock-Up Agreements, other than such applicable provisions thereunder which shall survive such termination pursuant to the terms of the Lock-Up Agreements.

(b) Each of the Parties hereby acknowledges and agrees that, upon the effectiveness of the certificate filed by the Company with the Secretary of State of the State of Delaware in accordance with Section 2.5(b) above, such certificate shall have the effect of eliminating from the Company’s certificate of incorporation all matters set forth in the certificate of designations with respect to the Convertible Series A Preferred Stock.

Section 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser as of the date hereof (except for representations and warranties that are made as of a specific date, which are made only as of such date), on behalf of itself and not any other Party, as follows:

3.1 Organization and Good Standing. The Company and each Subsidiary (as defined below) of the Company is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and the Company and each Subsidiary of the Company has all requisite corporate or other organizational power and authority to carry on its businesses as now being conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the conduct of its business requires such qualification, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) the ability of the Company to perform its obligations under this Agreement. For purposes of this Agreement, “Subsidiary” means any entity in which the Company, directly or indirectly, owns any of the outstanding capital stock, equity or similar interests or voting power of such entity at the time of this Agreement or at any time hereafter, whether directly or through any other Subsidiary.

3.2 Authorization; Enforcement; Validity.

(a) The Company has all requisite corporate power and authority to enter into this Agreement in connection with the transactions contemplated hereby, and, subject to the consummation of the actions contemplated by this Agreement in accordance with the terms hereof, to issue and deliver the Common Stock and the Preferred Stock in accordance with the terms hereof. The execution and delivery by the Company of this Agreement and the consummation of the issuance and delivery of the Common Stock and the Preferred Stock, each as contemplated in this Agreement, and the Company’s obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company.

(b) This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, moratorium, the relief of debtors and enforcement of creditors’ rights in general.

3.3 No Conflicts. The execution and delivery by the Company of this Agreement, and the consummation of the contemplated transactions herein (including, without limitation, the issuance of the Common Stock, the Preferred Stock and Resulting Common Stock, but subject to the consummation of the actions contemplated by this Agreement in accordance with the terms hereof), will not (a) result in the creation or imposition of any Lien (other than Permitted Liens) upon the assets of the Company and (b) result in or give rise to any conflict in (i) any provision of the organizational documents of the Company, as amended, (ii) any Material Contract, or (iii) any Law or Order applicable to the Company or any of its properties or assets (whether tangible or intangible) (including the listing rules set forth by the NYSE), except, in each of clauses (a) and (b), as would not be expected to have a Material Adverse Effect. For the purposes of this Agreement, “Lien” means any lien, pledge, charge, claim, mortgage, security interest or other encumbrance of any kind or character whatsoever and “Permitted Lien” means (a) statutory Liens securing payments not yet due, (b) Liens with respect to the payment of taxes, in all cases that are not yet due or payable, (c) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen, service providers or workmen and other similar Liens imposed by applicable law created in the ordinary course of business for amounts that are not yet due and payable, and (d) licenses of or other grants of rights to use or obligations with respect to intellectual property.

3.4 Consents and Approvals. The execution, delivery and performance by the Company of this Agreement (including, without limitation, the issuance of the Common Stock, the Preferred Stock and Resulting Common Stock) do not require any (a) consent, approval, authorization or other Order of, action by, filing with or notification to, any Governmental Authority or any other Person under any of the terms, conditions or provisions of any Law or Order applicable to the Company or by which any of its or their assets or properties may be bound, any contract or agreement to which the Company is a party or by which the Company may be bound, except for (i) consummation of the actions contemplated by this Agreement in accordance with the terms hereof, and (ii) any consent, approval, authorization or other Order of, action by, filing with or notification to, any Governmental Authority or any other Person under any of the terms, conditions or provisions of any Law or Order applicable to the Company that, if not made or obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (b) shareholder approvals or consents required by the listing rules set forth by the NYSE.

3.5 Company Capital Structure. The only authorized shares of capital stock of the Company as of the date of this Agreement, are (a) 355,000,000 shares of Common Stock, of which 190,860,914 shares of Common Stock are issued and outstanding, and 212,365,815 of which will be issued and outstanding on the Closing Date, and (b) 10,000,000 shares of preferred stock, of which 5,000,000 shares are issued and outstanding as of the date of this Agreement and in connection with the Second Closing and, assuming the cancellation of the Series A Preferred Stock and the filing of the certificate contemplated by Section 2.5(b), the Series B Certificate of Designations and Series B-1 Certificate of Designations with the Secretary of State of the State of Delaware and consummation of the issuance of the Series B Preferred Stock and the Series B-1 Preferred Stock, 6,600,000 of which will be outstanding at the Second Closing.

3.6 Valid Issuance; Registration. Subject to the consummation of the actions contemplated by this Agreement in accordance with the terms hereof, the Common Stock and the Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable, and free of all Liens and restrictions on transfer, other than restrictions on transfer under (a) this Agreement, the Company’s certificate of incorporation, as may be amended, or amended and restated, from time to time in accordance with this Agreement, or the Certificates of Designations and (b) applicable securities laws, assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4, and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organization documents or under the laws of the state of Delaware. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on September 22, 2025 (the “Effective Date”), including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the SEC and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the SEC. The Company, if required by the rules and regulations of the SEC, shall file the Prospectus with the SEC pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the date of each of the First Closing and the Second Closing, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the date of each of the First Closing and Second Closing, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company was at the time of the filing of the Registration Statement eligible to use Form S-3. The Company is eligible to use Form S-3 under the Securities Act and it meets the transaction requirements pursuant to General Instruction I.B.1 of Form S-3 with respect to the aggregate market value of securities being sold pursuant to this offering.

3.7 SEC Reports; Financial Statements.

(a) Since June 14, 2022, the Company has filed or otherwise furnished on a timely basis, as applicable, all registration statements, prospectuses, forms, reports, proxy statements, schedules, statements and documents required to be filed or furnished by it under the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (the “SEC Documents”). As of their respective filing dates, the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and complied as to form with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable regulations of the SEC thereunder and the listing and corporate governance rules and regulations of the NYSE.

(b) The audited financial statements of the Company included in the SEC Documents fairly present in all material respects the financial position and results of operations of the Company as of the dates and for the periods referred to therein in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved.

3.8 Absence of Certain Changes. Since June 30, 2025, and prior to the date hereof, (a) the operations of the Company have been conducted in the ordinary course of business, and (b) no Material Adverse Effect has occurred.

3.9 Absence of Litigation.

(a) Other than as disclosed in the SEC Documents, since January 1, 2022, to the knowledge of the Company, there have been no material Actions against the Company, any of its respective properties or tangible assets or any of its officers or directors (in their capacity as such) as a party. There is no material outstanding Order, judgment, ruling, arbitral award, or other decision (including provisional remedies and injunctions) that specifically relates to and binds the Company, any of its respective properties or tangible assets or any of its officers or directors (in their capacity as such).

(b) There is no current, pending, or to the knowledge of the Company, threatened, Action of any nature against the Company, arising out of or relating to the Company’s capacity hereunder. There is no current or pending or, to the knowledge of the Company, threatened investigation or proceeding, against the Company arising out of or relating to the matters noted in the preceding sentence by or before any Governmental Agency.

3.10 Anti-Bribery and Corruption; Sanctions and Compliance.

(a) Sanctions and Trade Laws. Neither the Company, nor any of its directors, officers, employees or agents is a Sanctioned Person or a Restricted Person.

For the purposes of this Agreement, “Sanctioned Person” means any Person that is a target of Sanctions, including as a result of being: (a) listed on any Sanctions list maintained by the United States (including, without limitation, the Treasury’s Office of Foreign Assets Control and the Department of State), (ii) the European Union, (iii) any European Union member state, (iv) the United Nations, (v) the United Kingdom or (vi) any other governmental agency of a jurisdiction in which the Company conducts its business; (b) located, organized or resident in a Sanctioned Jurisdiction; or (c) directly or indirectly owned fifty percent or more or controlled, individually or in the aggregate, by one or more Persons described in the foregoing clauses (a) or (b); “Sanctions” means all applicable trade, economic and financial sanctions, embargoes, laws, and restrictive measures administered, enacted or enforced by (i) the United States (including, without limitation, the Treasury’s Office of Foreign Assets Control and the Department of State), (ii) the European Union, (iii) any European Union member state, (iv) the United Nations, (v) the United Kingdom, or (vi) any other governmental agency of a jurisdiction in which the Company or the Purchasers conduct business; “Restricted Person” means any Person on the U.S. Department of Commerce’s Entity List, Denied Persons List, Unverified List, or Military End User List or the U.S. Department of State’s Debarred List; and “Sanctioned Jurisdiction” means a country or territory that is itself the subject of comprehensive country- or territory-wide Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk People’s Republic, and Luhansk People’s Republic regions of Ukraine), and the non-government controlled areas of Ukraine in the oblasts of Kherson and Zaporizhzhia).

(b) Anti-Corruption Laws. Since January 1, 2022, the Company, its respective officers or directors, (or to the knowledge of the Company, the Company’s employees or agents) are not in violation of any applicable Anti-Corruption Law or has directly or knowingly indirectly, made, offered, promised, authorized, accepted or agreed to receive, any unlawful payment, gift, bribe or kickback: (a) to or for the benefit of any person for the purposes of influencing any official act or decision; (b) to secure any improper advantage; or (c) to induce any person to do or omit to do any act in violation of the lawful duty of such person; and (d) in relation to clauses (b) through (c) above, with the intention of winning or retaining business or a business advantage for any person, including the Company or any of its Affiliates. The Company has established and maintains a compliance program and adequate internal controls and procedures reasonably designed to ensure that the Company and its respective Affiliates and representatives (to the extent acting on their behalf) do not violate any Anti-Corruption Laws. The Company, its officers or directors or employees have (i) made any voluntary, directed or involuntary disclosure to any governmental agency with respect to any actual, alleged or reasonably suspected violation of any Anti-Corruption Laws, (ii) been the target of a past, current, pending or threatened whistleblower report, or investigation, or enforcement proceeding by a governmental agency for any actual or alleged violation of Anti-Corruption Laws, or (iii) received any written or, to the knowledge of the Company, other notice concerning any actual or alleged violation of any Anti-Corruption Laws. No employee of, or holder of a financial interest in, the Company, their respective Affiliates, is currently a governmental official.

For the purposes of this Agreement, “Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act of 2010 and any other applicable laws concerning anti-corruption, anti-bribery, or anti-money laundering of any other jurisdiction in which the Company conducts business, including, without limitation, applicable laws passed pursuant to the Organization of Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

3.11 Ownership of Property. The Company has good title to each of the properties and assets material to its business, and all such properties and assets are free and clear of liens and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.12 No Broker. Neither the Company nor any person acting on its behalf is under any obligation to pay any broker's fee or finder’s fee or commission in connection with the sale of the Common Stock and Preferred Stock.

3.13 Investment Company. The Company is not, and immediately after receipt of payment for the Common Stock and Preferred Stock the Company will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended.

3.14 Compliance with Laws. The Company is in compliance with all applicable Laws, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date hereof, the Company has not received any written communication from a Governmental Authority that alleges that the Company is not in compliance with or is in default or violation of any applicable Law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.15 Environmental Laws. Neither the Company nor any of their respective Facilities (including any facilities of any of their predecessors) or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, the Company has not received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. There are and, to the Company’s knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against the Company that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any predecessor of the Company has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility (including any facilities of any of their predecessors), and none of the Company’s operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to the Company relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

3.16 Labor Matters. The Company is not engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement to which the Company is a party is pending or, to the knowledge of the Company, threatened against the Company, (b) no strike or work stoppage in existence or, to the knowledge of the Company, threatened involving the Company, and (c) to the knowledge of the Company, no union representation question existing with respect to the employees of the Company and, to the knowledge of the Company, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) as is not reasonably likely to have a Material Adverse Effect.

3.17 DTC Eligibility. The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Preferred Stock and Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

Section 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser represents and warrants to the Company as of the date hereof and as of the date of Closing (except for representations and warranties that are made as of a specific date, which are made only as of such date), as follows:

4.1 Organization and Qualification. Such Purchaser has been duly organized and is validly existing and, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, is in good standing under the laws of its jurisdiction of organization, with the requisite power and authority to own its properties and conduct its business as currently conducted.

4.2 Authorization; Enforcement; Validity. Such Purchaser has all necessary corporate, limited liability company or equivalent power and authority to enter into this Agreement and to carry out, or cause to be carried out, its obligations hereunder in accordance with the terms hereof. The execution and delivery by such Purchaser of this Agreement and the performance by such Purchaser of its obligations hereunder have been duly authorized by all requisite action on the part of such Purchaser, and no other action on the part of such Purchaser is necessary to authorize the execution and delivery by such Purchaser of this Agreement or the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Purchaser, and assuming due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

4.3 No Conflicts. The execution, delivery, and performance by such Purchaser of this Agreement do not and will not (a) violate any provision of the organizational documents of such Purchaser; (b) conflict with or violate any Law or Order applicable to such Purchaser or any of its respective assets or properties; or (c) violate, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Purchaser is a party or to which any of its assets or properties are subject, or result in the creation of any Encumbrance on any of its assets or properties, except, in the case of clauses (b) and (c), for any such conflict, violation, breach or default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.4 Consents and Approvals. The execution, delivery and performance by such Purchaser of this Agreement do not require such Purchaser to obtain any consent, approval, authorization or other Order of, action by, filing with or notification to, any Governmental Authority or any other Person under any of the terms, conditions or provisions of any Law or Order applicable to such Purchaser or by which any of its assets or properties may be bound, any contract to which such Purchaser is a party or by which such Purchaser may be bound, except for any consent, approval, authorization or other Order of, action by, filing with or notification to, any Governmental Authority or any other Person under any of the terms, conditions or provisions of any Law or Order applicable to such Purchaser that, if not made or obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to such Purchaser.

4.5 Sufficient Funds. Such Purchaser has sufficient assets (or the ability to call sufficient capital from its equityholders) and the financial capacity to perform all of its obligations under this Agreement, including the ability to fully fund the Purchase Price by the Closing.

4.6 Anti-Bribery and Corruption; Sanctions and Compliance.

(a) Sanctions and Trade Laws. Neither such Purchaser, nor any of its directors, officers, employees or agents is a Sanctioned Person or a Restricted Person.

(b) Anti-Corruption Laws. Since January 1, 2022, such Purchaser, its respective officers or directors, (or to the knowledge of such Purchaser, its employees or agents) are not in violation of any applicable Anti-Corruption Law or has directly or knowingly indirectly, made, offered, promised, authorized, accepted or agreed to receive, any unlawful payment, gift, bribe or kickback: (a) to or for the benefit of any person for the purposes of influencing any official act or decision; (b) to secure any improper advantage; or (c) to induce any person to do or omit to do any act in violation of the lawful duty of such person; and (d) in relation to clauses (b) through (c) above, with the intention of winning or retaining business or a business advantage for any person, including such Purchaser or any of its Affiliates. Such Purchaser has established and maintains a compliance program and adequate internal controls and procedures reasonably designed to ensure that such Purchaser and its respective Affiliates and representatives (to the extent acting on their behalf) do not violate any Anti-Corruption Laws. Such Purchaser, its officers or directors or employees have (i) made any voluntary, directed or involuntary disclosure to any governmental agency with respect to any actual, alleged or reasonably suspected violation of any Anti-Corruption Laws, (ii) been the target of a past, current, pending or threatened whistleblower report, or investigation, or enforcement proceeding by a governmental agency for any actual or alleged violation of Anti-Corruption Laws, or (iii) received any written or, to the knowledge of such Purchaser, other notice concerning any actual or alleged violation of any Anti-Corruption Laws. No employee of, or holder of a financial interest in, the Purchaser or its Affiliates is currently a governmental official.

Section 5. ADDITIONAL COVENANTS.

5.1 Commercially Reasonable Efforts. Each of the Company and the Purchasers hereby agrees to use their commercially reasonable efforts to timely satisfy (if applicable) each of the conditions applicable to such Party under Sections 6 and 7, respectively, of this Agreement.

5.2 Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.3 Use of Proceeds. The Company shall use the proceeds from the Preferred Equity Offering primarily for working capital and for general corporate purposes.

5.4 Expenses. The Company shall bear all of its own expenses in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including without limitation all fees and expenses of its agents, representatives, counsel and accountants.

5.5 Public Announcements. No press release or other public announcement related to this Agreement or the transactions contemplated herein shall be issued or made without the joint approval of the Company and the Purchasers, unless such release or announcement is required by law or the rules of any securities exchange on which securities of the Company are traded (including, for the avoidance of doubt, any Current Report on Form 8-K required to be filed by the Company with the SEC describing this Agreement or the transactions contemplated herein), in which case the Purchasers shall be afforded a reasonable opportunity to review such public announcement prior to publication.

5.6 Resale Registration; Indemnification.

(a) The Company agrees that as soon as practicable following the Second Closing and in any event no later than the Business Day following the date the Company has filed with the SEC the Company’s 10-Q for the period ended September 30, 2025, the Company will submit or file with the SEC (i) a registration statement for a shelf registration on Form S-3 (or Form S-1 if Form S-3 is not available to the Company at such time) covering the resale of (x) the shares of Preferred Stock issued and sold under the this Agreement, and (y) the Resulting Common Stock and (ii) a registration statement for a shelf registration on Form S-3 (or Form S-1 if Form S-3 is not available to the Company at such time) covering the shares of Common Stock issued and sold under this Agreement in the Common Stock Offering and the Company shall use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof (but in no event less than 20 days so long as the U.S. federal government shutdown as of the date of this Agreement continues or there are no SEC comments to such registration statement) (collectively, the “Resale Registration Statements”).

(b) Indemnification.

(i) The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless, to the extent permitted by law, the Purchasers, their respective directors, officers, members, stockholders, partners and agents, and each person who controls such the Purchasers (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the directors, officers, members, stockholders, partners and agents of each such controlling person, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable and documented outside attorneys' fees) (collectively, “Losses”) that arise out of, are based upon, or caused by any untrue or alleged untrue statement of material fact contained in each of the Registration Statement, the Resale Registration Statements (any prospectus or preliminary prospectus related to the same), Prospectus or Prospectus Supplement or, in respect of any of the foregoing, any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as the same are based upon, or caused by, or contained in any information or affidavit so furnished in writing to the Company by or on behalf of the Purchasers expressly for use therein.

(ii) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iii) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, member, stockholder or agent, or controlling person of such indemnified party and shall survive the transfer of securities.

(iv) If the indemnification provided under this Section 5.6(b) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 5.6(b)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5.6(b)(iv) from any person or entity who was not guilty of such fraudulent misrepresentation.

5.7 Continued Effectiveness of Registration Statements. The Company shall (a) prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith and each of the Resale Registration Statement (and any prospectus used in connection therewith) as may be necessary to keep the Registration Statement and each of the Resale Registration Statements continuously effective as to the applicable sale of the shares of Common Stock, Preferred Stock and Resulting Common Stock pursuant to the Common Stock Offering and Preferred Equity Offering, and otherwise, and prepare and file with the SEC such additional registration statements in order to register for resale under the Securities Act all of such securities, (b) cause the related Prospectus (and any prospectuses related to the Resale Registration Statements) to be amended or supplemented by any required Prospectus Supplement (and any required prospectus supplement in respect of the prospectuses related to the Resale Registration Statements) and, as so supplemented or amended, to be filed pursuant to Rule 424, (c) respond as promptly as reasonably possible to any comments received from the SEC with respect to a registration statement or any amendment thereto and provide as promptly as reasonably possible to the Purchasers true and complete copies of all correspondence from and to the SEC relating to the Registration Statement and each of the Resale Registration Statements (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (d) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all the securities covered by the Registration Statement and each of the Resale Registration Statements during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Purchasers thereof set forth in such registration statement as so amended or in such Prospectus, or as applicable any resale prospectuses related to the Resale Registration Statements, as so supplemented.

5.8 Stock Exchange Listing. The Company shall cause (a) the Resulting Common Stock to be issued pursuant to this Agreement to be approved for listing on the NYSE (b) upon each sale by the Purchasers of any of Series B Preferred Stock or Series B-1 Preferred Stock issued pursuant to this Agreement that will enable the Company to be in compliance with NYSE distribution standards upon listing to cause such preferred stock to be approved for listing on the NYSE.

Section 6. CONDITIONS TO THE PURCHASERS’ OBLIGATIONS. The obligations of the Purchasers to consummate the transactions contemplated herein on the date of Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived in writing by the Purchasers:

(a) Representations and Warranties. All of the Representations made by the Company in this Agreement shall be true and correct in all respects as of the date of each of the First Closing and Second Closing as though made on and as of such date (except to the extent such representations and warranties expressly speak as of an earlier date, in which case such representations and warranties shall be true and correct as of such date).

(b) Performance of Closing Actions. The Company shall have performed each of the Closing Actions required to be performed by it at the Closing.

(c) No Legal Impediment to Issuance; No Material Adverse Effect. No Law or Order shall have become effective or been enacted, adopted or issued by any Governmental Authority that prohibits the implementation of this Agreement or the transactions contemplated herein, and no Material Adverse Effect shall have occurred.

(d) Registration Statement. The Registration Statement shall be effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued.

(e) Prospectus Supplement. The Company shall have filed the Prospectus Supplement with the SEC (which may be delivered in accordance with Rule 172 under the Securities Act).

(f) Legal Opinion. At the First Closing only, Skadden, Arps, Slate, Meagher & Flom (UK) LLP shall have delivered to the Purchasers a legal opinion in form and substance reasonably satisfactory to the Purchasers.

Section 7. CONDITIONS TO THE COMPANY’S OBLIGATIONS. The obligations of the Company to issue and sell to the Purchasers the Common Stock and the Preferred Stock and the related transactions pursuant to this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived in writing by the Company:

(a) Representations and Warranties. All of the Representations made by the Purchasers in this Agreement shall be true and correct in all respects as of the date of Closing as though made on and as of the date of Closing (except to the extent such representations and warranties expressly speak as of an earlier date, in which case such representations and warranties shall be true and correct as of such date).

(b) Performance of Closing Actions. The Purchasers shall have performed each of the Closing Actions required to be performed by it at the Closing.

(c) No Legal Impediment to Issuance. No Law or Order shall have become effective or been enacted, adopted or issued by any Governmental Authority that prohibits the implementation of this Agreement or the transactions contemplated by this Agreement.

(d) Form W-9/W-8. The Purchasers (and, as applicable, each of their respective transferees as designated in accordance with Section 9.9, the Addendum and the Assumption Agreement) shall have delivered to the Company a completed and executed U.S. Internal Revenue Service Form W-9 or W-8, as applicable.

Section 8. TERMINATION.

8.1 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing, only as follows:

(a) by mutual written agreement of the Company and the Purchasers;

(b) by the Company or the Purchasers if a Governmental Authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any applicable Law or any final non appealable Order permanently enjoining or otherwise prohibiting the Common Stock Offering or the Preferred Equity Offering has been issued by a Governmental Authority of competent jurisdiction; provided, however, that the right to terminate this Agreement under this Section 8.1(b) will not be available to any Party whose actions resulted in any applicable Law or Order that had the effect of restraining, enjoining or otherwise prohibiting the Preferred Equity Offering;

(c) by the Company, if it is not in material breach of its obligations under this Agreement and there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of the Purchasers such that the conditions set forth in Section 7(a) or Section 7(b) would not be satisfied as of the time of such breach or inaccuracy and such breach or inaccuracy has not been cured within five (5) Business Days after written notice thereof to the Purchasers; provided, however, that no cure period shall be required (x) for a breach or inaccuracy which by its nature cannot be cured or (y) if any of the conditions to the Closing in Section 7(a) and Section 7(b) for the benefit of the Company are incapable of being satisfied on or before Closing; or

(d) by the Purchasers, if it is not in material breach of their obligations under this Agreement and there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of the Company such that the conditions set forth in Section 6, would not be satisfied as of the time of such breach or inaccuracy and such breach or inaccuracy has not been cured within five (5) Business Days after written notice thereof to the Company; provided, however, that no cure period shall be required (x) for a breach or inaccuracy which by its nature cannot be cured or (y) if any of the conditions to the Closing in Section 6 for the benefit of the Seller are incapable of being satisfied on or before with respect to the Closing.

8.2 Effect of Termination. Any valid termination of this Agreement under Section 8.1 will be effective (subject to the cure periods provided above) immediately upon the delivery of a valid written notice of the terminating Party to the other Party. In the event of termination of this Agreement as provided in Section 8.1, this Agreement and all rights and obligations hereunder shall forthwith become void and there shall be no liability or obligation on the part of the Company, the Purchasers, or their respective representatives; provided, however, that each of the Purchasers and Company hereto shall remain liable for any fraud or any willful and material breach of this Agreement occurring prior to such termination, in which case the aggrieved Party shall be entitled to all remedies available at law or in equity. Notwithstanding the foregoing, the provisions of Sections 8 and 9, (in each case including the respective meanings ascribed to the capitalized terms used in such Sections as defined in this Agreement), shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Section 8.

Section 9. MISCELLANEOUS.

9.1 Payments. All payments made by or on behalf of the Company or any of their Affiliates to the Purchasers or their respective assigns, successors or designees pursuant to this Agreement shall be without withholding, set-off, counterclaim or deduction of any kind, except as required under applicable Law.

9.2 Arm’s Length Transaction. The Company acknowledges and agrees that (i) the Common Stock Offering, the Preferred Equity Offering and any other transactions described in this Agreement are an arm’s-length commercial transaction between the Parties and (ii) the Purchasers have not assumed nor will it assume an advisory or fiduciary responsibility in the Company’s favor with respect to any of the transactions contemplated by this Agreement or the process leading thereto, and the Purchasers have no obligation to the Company with respect to the transactions contemplated by this Agreement except those obligations expressly set forth in this Agreement or the Offering Documents to which it is a party.

9.3 Survival. The representations, warranties, covenants, agreements and obligations of the Parties shall survive the Closing as follows (each such survival period, a “Survival Period”): (i) the representations and warranties made by each Party in this Agreement shall survive the Closing until the first anniversary of the Closing and (ii) the covenants, agreements, obligations and other undertakings of the Parties shall survive the Closing until fully performed in accordance with their terms.

9.4 No Waiver of Rights. All waivers hereunder must be made in writing, and the failure of any Party at any time to require another Party’s performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of any other provision.

9.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by email or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for any Party as shall be specified by such Party in a notice given in accordance with this Section 9.5).

(a) If to the Company, to:

T1 Energy Inc.

1211 E 4th St.

Austin, Texas 78702

Attention: Compliance Officer

Email: compliance-officer@t1energy.com

With a copy (which shall not constitute notice to the Company) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

22 Bishopsgate

London, EC2N 4BQ, United Kingdom

Attention: Denis Klimentchenko and Danny Tricot

Email: denis.klimentchenko@skadden.com; danny.tricot@skadden.com

(b) If to the Purchasers, to:

[***]

[***]

[***]

Attention: [***]

Email: [***]

With a copy (which shall not constitute notice to the Company) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attention: Mitchell Raab

Email: mraab@olshanlaw.com

Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address shall be effective only upon receipt.

9.6 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

9.8 Entire Agreement. This Agreement and the agreements and documents referenced herein constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.

9.9 Successors and Assigns. Neither this Agreement nor any rights that may accrue to each Purchaser hereunder (other than the securities acquired hereunder) may be transferred or assigned by each Purchaser. Notwithstanding the foregoing, each Purchaser may assign all or a portion of its rights and obligations under this Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of each Purchaser) upon written notice to the Company or, with the Company’s prior written consent, to another person; provided, however, that any such permitted transferee, as a condition precedent to such transfer, becomes a Party to this Agreement and assumes the obligations of the Purchasers with respect to the transferred shares under this Agreement by an addendum substantially in the form set forth in Exhibit A (the “Addendum”) and an assumption agreement in substantially the form set forth in Exhibit B hereto (the “Assumption Agreement”) and deliver the same to the Company in accordance with Section 9.5, and provided, further, that with respect to a transfer to an Affiliate of the Purchasers, the Purchasers either (i) shall have provided an adequate equity support letter or a guarantee of such Affiliate-transferee’s obligations, in form and substance reasonably acceptable to the Company or (ii) shall remain fully obligated to fund the Purchase Price. Any transfer that is made in violation of the immediately preceding sentence shall be null and void ab initio, and the Company shall have the right to enforce the voiding of such transfer.

9.10 No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and, except as expressly set forth in Section 9.9, nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

9.11 Amendment. This Agreement may not be altered, amended, or modified except by a written instrument executed by or on behalf of the Company and the Purchasers.

9.12 Governing Law. This Agreement, and all claims, causes of action (whether in contract, tort or statute) or other matter that may result from, arise out of, be in connection with or relating to this Agreement, or the negotiation, administration, performance, or enforcement of this Agreement, including any claim or cause of action resulting from, arising out of, in connection with, or relating to any representation or warranty made in or in connection with this Agreement, shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to any choice or conflict of laws provision, rule, or principle (whether of the State of Delaware or any other jurisdiction) that would result in the application of the laws of any other jurisdiction.

9.13 Consent to Jurisdiction. Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Action based on, arising out of or relating to this Agreement or the transactions contemplated hereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.13 or in such other manner as may be permitted by applicable law, and nothing in this Section 9.13 shall affect the right of any party to serve legal process in any other manner permitted by applicable law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Action to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy based on, arising out of or relating to this Agreement or the transactions contemplated hereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Action based on, arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Action in the Chosen Courts or that such Action was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Action based on, arising out of or relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the Company and the Purchasers agrees that a final judgment in any Action in the Chosen Courts shall be conclusive and may be enforced in other jurisdictions, either within or outside of the U.S., by suit on the judgment or in any other manner provided by applicable law. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. With respect to any Action for which it has submitted to jurisdiction pursuant to this Section 9.13, each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to Section 9.5. Nothing in this Section 9.13 shall affect the right of any party to serve process in any other manner permitted by law. The foregoing consent to jurisdiction shall not (x) constitute submission to jurisdiction or general consent to service of process in the State of Delaware for any purpose except with respect to any Action based on, arising out of or relating to this Agreement or the transactions contemplated hereby or (y) be deemed to confer rights on any Person other than the parties.

9.14 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO, BASED ON OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED ON OR RELATING TO THIS AGREEMENT OR THE TRANSACTION. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.14.

9.15 Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

9.16 Counterparts; Execution.

(a) This Agreement shall become effective upon the execution and delivery of a duly executed counterpart hereof by each of the parties hereto. Each of the Parties may execute this Agreement by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof. The words “execution,” “signed,” and “signature,” shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act.

(b) This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

9.17 Specific Performance. Each Party acknowledges that, in view of the uniqueness of the securities referenced herein and the transactions contemplated by this Agreement, the other Party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other Party shall be entitled to specific performance and injunctive or other equitable relief, without the necessity of proving the inadequacy of monetary damages as a remedy.

9.18 Waiver of Consequential Damages. Notwithstanding any provision in this Agreement to the contrary, in no event shall any Party or its Affiliates, or their respective managers, members, shareholders or representatives, be liable hereunder at any time for punitive, incidental, consequential special or indirect damages, including loss of future profits, revenue or income, or loss of business reputation of any other Party or any of its Affiliates, whether in contract, tort (including negligence), strict liability or otherwise, and each Party hereby expressly releases each other Party, its Affiliates, and their respective managers, members, shareholders, partners, consultants, representatives, successors and assigns therefrom.

9.19 Rules of Construction. The Parties and their respective legal counsel participated in the preparation of this Agreement, and therefore, this Agreement shall be construed neither against nor in favor of any of the Parties, but rather in accordance with the fair meaning thereof. All definitions set forth in this Agreement are deemed applicable whether the words defined are used in this Agreement in the singular or in the plural, and correlative forms of defined terms have corresponding meanings. The term “including” is not limiting and means “including without limitation.” The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, annex and exhibit references are to this Agreement unless otherwise specified. Any reference to this Agreement shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements thereto and thereof, as applicable. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.

[No further text appears; signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

T1 ENERGY INC.

By:	/s/ Daniel Barcelo
	Name:	Daniel Barcelo
	Title:	Chief Executive Officer and Chairman of the Board of Directors

[Signature Page – Amended and Restated Stock Purchase Agreement]

PURCHASERS

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[Signature Page – Amended and Restated Stock Purchase Agreement]

PURCHASERS (CONTINUED)

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[Signature Page – Amended and Restated Stock Purchase Agreement]